Exhibit 10.4
INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is dated as of July 8, 2016, and entered into by and among New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company party hereto (together with the Company, and any future Subsidiary of the Company that becomes party to any ABL Loan Documents or Term Loan Documents, the “Obligors” and each an “Obligor”), PNC Bank, National Association, in its capacity as collateral agent for the ABL Secured Parties (as defined below) (including its successors and assigns from time to time, the “ABL Collateral Agent”) and Cortland Capital Market Services LLC, in its capacity as collateral agent for the Term Loan Secured Parties (as defined below) (in such capacity, and including its successors and assigns from time to time in such capacity, the “Term Loan Collateral Agent”). As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders, as well as the ABL Collateral Agent and the Term Loan Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
Recitals
WHEREAS, the Obligors, the ABL Lenders, PNC Bank, National Association, as administrative agent and the ABL Collateral Agent have entered into an Amended and Restated Revolving Credit Agreement, dated as of the date hereof, providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the “ABL Agreement”);
WHEREAS, the Obligors, the Term Loan Lenders, Cortland Capital Market Services LLC, as administrative agent and the Term Loan Collateral Agent have entered into a Term Loan Credit and Guaranty Agreement, dated as of the date hereof, providing for a term loan facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the “Term Loan Agreement”);
WHEREAS, Obligors intend to secure the ABL Obligations under the ABL Agreement and any other ABL Loan Documents (including any Refinancing thereof) with a first priority Lien on the ABL First Lien Collateral and a second priority Lien on the Term Loan First Lien Collateral;
WHEREAS, Obligors intend to secure the Term Loan Obligations under the Term Loan Credit Agreement and any other Term Loan Documents (including any Refinancing thereof) with a first priority Lien on the Term Loan First Lien Collateral and a second priority Lien on the ABL First Lien Collateral; and
WHEREAS, as a condition to the closing of the Term Loan Agreement and the ABL Agreement, respectively, the ABL Collateral Agent, the Term Loan Collateral Agent and the various Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I.DEFINITIONS.
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Access Period” means for each parcel of Term Loan Mortgaged Real Property or any other Term Loan First Lien Collateral, the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Collateral Agent provides Term Loan Collateral Agent with the notice of its election to request access pursuant to Section 3.3(b) or 3.4(a) and ends on the earliest of (i) (x) with respect to Term Loan Mortgaged Real Property, the 180th day after the first day on which the ABL Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the ABL First Lien Collateral located on such Term Loan Mortgaged Real Property following Enforcement plus such number of days, if any, after the ABL Collateral Agent obtains access to such ABL First Lien Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL First Lien Collateral located on such Term Loan Mortgaged Real Property or (y) with respect to any other Term Loan First Lien Collateral, the 180th day after the commencement of the Enforcement Period, (ii) the date on which (x) with respect to Term Loan Mortgaged Real Property, all or substantially all of the ABL First Lien Collateral located on such Term Loan Mortgaged Real Property is removed, sold, collected or liquidated or (y) with respect to any other Term Loan First Lien Collateral, all or substantially all of the ABL First Lien Collateral is sold, collected or liquidated, and (iii) the date on which the Discharge of ABL Obligations occurs.
“ABL Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
“ABL Cap Amount” means $105,000,000 or, after the occurrence of an Acceptable Unsecured Notes Refinancing, $125,000,000.
“ABL Collateral” means all assets, property and property interests, whether real, personal or mixed, tangible or intangible, now owned or hereafter acquired and wherever located, in or upon which the ABL Collateral Agent, for its benefit and/or for the benefit of any of the ABL Secured Parties, as security for the ABL Obligations, at any time (a) has (or purports to have) a Lien or (b) would have (or purport to have) a Lien but for the operation of any provision of the ABL Collateral Documents that purports to exclude property on the basis of contractual or legal restrictions, or the costs of taking a Lien exceeding the benefits, or any similar provision, including, without limitation, the definition of “Excluded Assets” in the ABL Collateral Documents.
“ABL Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement.
“ABL Collateral Documents” means the “Collateral Documents” (as defined in the ABL Agreement), and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
“ABL Default” means an “Event of Default” (as defined in the ABL Agreement).
“ABL Excess Obligations” means (a) that portion of (1) Indebtedness constituting principal of loans outstanding under the ABL Agreement and the other ABL Loan Documents and (2) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Agreement (including, without limitation, reimbursement obligations in respect of drawn letters of credit), collectively, in excess of the ABL Cap Amount, and (b) interest and letter of credit fees with respect to Indebtedness, letters of credit and reimbursement obligations that constitute ABL Excess Obligations under clause (a) above.

“ABL First Lien Collateral” means Collateral consisting of the following:
(1)     (a) Accounts and Payment Intangibles, other than (x) intercompany indebtedness of the Company and its Subsidiaries and (y) Payment Intangibles which constitute identifiable proceeds of collateral which is Term Loan First Lien Collateral; (b) Deposit Accounts and Securities Accounts, including all monies, Uncertificated Securities and Securities Entitlements contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) other than the Term Loan First Lien Account, the other Excluded Bank Accounts and such other accounts as the ABL Secured Parties may agree from time to time; (c) Instruments and Chattel Paper, in each case to the extent evidencing, governing, securing or otherwise related to the items referred to in clauses (a) and (d) of this clause (1); (d) Inventory; (e) General Intangibles (other than Intellectual Property and Capital Stock in the Company’s and other Obligors’ Subsidiaries) pertaining to the other items of property included within clauses (a), (b), (c), (d), (f), (g) and (h) of this clause (1), including, without limitation, all contingent rights with respect to warranties on accounts which are not yet Payment Intangibles; (f) Records, Supporting Obligations and related Letters of Credit (as defined in Article 5 of the UCC), Commercial Tort Claims or other claims and causes of action, in each case, to the extent related primarily to any other items described in this clause (1); (g) computer equipment, software and books and records related to Accounts and Inventory, and (h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds related to inventory and business interruption insurance, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing; and
(2)    all proceeds of the foregoing.
“ABL Lenders” means, at any relevant time, the lenders party to the ABL Agreement at such time.
“ABL Loan Documents” means the ABL Agreement, the ABL Collateral Documents and the “Other Documents” (as defined in the ABL Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or Refinanced from time to time in whole or in part in accordance with the provisions of this Agreement (whether with the ABL Collateral Agent and ABL Lenders or other agents and lenders or otherwise).
“ABL Obligations” means all “Obligations” as defined in the ABL Agreement and the other ABL Loan Documents. “ABL Obligations” shall include, without limitation, (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (b) all other Indebtedness arising under or in connection with the ABL Loan Documents that is purported to be secured under the ABL Collateral Documents.
“ABL Priority Obligations” means all ABL Obligations other than ABL Excess Obligations.
“ABL Secured Parties” means, at any relevant time, the ABL Collateral Agent, the ABL Lenders, each other “Secured Party” (as such term is defined in the ABL Agreement) and any other holder (if any) of the ABL Obligations, including any agent, trustee, successor or assign of the foregoing.
“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(1).
“Acceptable Unsecured Notes Refinancing” has the meaning set forth in the Term Loan Agreement.
“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Term Loan Collateral Agent and/or ABL Collateral Agent and an Obligor and the relevant financial institution depository or securities intermediary.

“Agent” means (a) with respect to any or all of the Term Loan Secured Parties any or all of the Term Loan Obligations or any or all of the Term Loan Collateral, the Term Loan Collateral Agent and (b) with respect to any or all of the ABL Secured Parties, any or all of the ABL Obligations or any or all of the ABL Collateral, the ABL Collateral Agent.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of an Obligor or any similar law relating to or affecting the enforcement of creditors’ rights generally.
“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).
“Claimholders” means the ABL Secured Parties and the Term Loan Secured Parties.
“Collateral” means all of the assets, property and interests in property, whether real, personal or mixed, tangible or intangible, now owned or hereafter acquired by any Obligor, and wherever located, constituting both Term Loan Collateral and ABL Collateral; provided that, for the avoidance of doubt, none of the Term Loan Exclusive Real Property shall constitute “Term Loan First Lien Collateral.”
“Company” has the meaning assigned to that term in the preamble to this Agreement.
“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).
“DIP Financing” has the meaning assigned to that term in Section 6.1(a).
“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5, the occurrence of the following:
(1)    termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations;
(2)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all ABL Obligations (other than any undrawn letters of credit);
(3)    discharge or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Collateral Agent, but in no event exceeding the lower of (a) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Loan Document) of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations; and
(4)    payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the Indebtedness constituting such ABL Obligations under clause (2) above is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.5, the occurrence of the following:

(1)    termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations;
(2)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Term Loan Obligations; and
(3)    payment in full in cash of all other Term Loan Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Term Loan Obligations under clause (2) above is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Disposition” has the meaning assigned to that term in Section 5.1(b).
“Enforcement” means, collectively or individually for either of the ABL Collateral Agent or the Term Loan Collateral Agent when an ABL Default or a Term Loan Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the ABL Loan Documents or the Term Loan Documents or under any applicable law, but in all cases excluding (i) the imposition of a default rate or late fee and (ii) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts against the ABL Obligations pursuant to the ABL Loan Documents.
“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Term Loan Default has occurred and is continuing, by either the ABL Collateral Agent or the Term Loan Collateral Agent to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the current balance owing with respect to Term Loan Obligations, as the case may be, and requesting the current balance owing of the ABL Obligations or Term Loan Obligations, as the case may be.
“Enforcement Period” means the period of time following the receipt by either the ABL Collateral Agent or the Term Loan Collateral Agent of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Term Loan Collateral Agent, the Discharge of Term Loan Obligations, or (ii) in the case of an Enforcement Period commenced by the ABL Collateral Agent, the Discharge of ABL Obligations, or (iii) the ABL Collateral Agent or the Term Loan Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period.
“Equity Collateral” means any Capital Stock of any Subsidiary of any Obligor in which a security interest is granted under any Term Loan Document.
“Indebtedness” means and includes all obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Documents or the Term Loan Documents, as applicable.
“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to any Obligor or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor or any Guarantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor or any Guarantor.
“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means the following owned by or licensed to any Obligor: (a) patents and patent applications, (b) copyrights, including copyrights in software, (c) trademarks, service marks, trade names, brand names, trade dress, corporate names, fictitious names, slogans, domain names, designs, and indicators of source or goodwill, together with all of the goodwill associated therewith, (d) trade secrets, inventions (whether patented or not), technology, know-how, data, databases and other confidential or proprietary information, (e) all issuances, registrations and applications of the foregoing, together with all provisionals, divisions, continuations, continuations-in-part, re-examinations, reissues, extensions, supplemental protections, and renewals thereof, (f) all rights therein throughout the world, (g) all proceeds therefrom and (h) all rights to sue for, and to obtain damages and equitable relief for, past, present and future infringement, misappropriation, dilution or violation thereof.
“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.
“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Lien A” has the meaning assigned to that term in Section 2.1.
“Lien B” has the meaning assigned to that term in Section 2.1.
“Mortgage” has the meaning assigned to that term in the Term Loan Agreement.
“New Agent” has the meaning assigned to that term in Section 5.5(b).
“New Representative” has the meaning assigned to that term in Section 5.5(c).
“Obligors” means each Obligor and each other Person that has or may from time to time hereafter execute and deliver an ABL Collateral Document or a Term Loan Collateral Document as a grantor of a security interest (or the equivalent thereof).
“Payment Intangible” shall be used herein as defined in the UCC, but in any event shall include, but not be limited to, any right to payment under which the account debtor’s principal obligation is a monetary obligation.
“Pledged Collateral” has the meaning set forth in Section 5.4(a).
“Proceeds” shall be used herein as defined in the UCC.
“Recovery” has the meaning set forth in Section 6.4.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. For purposes of this definition, the terms “Refinanced” and “Refinancing” shall have correlative meanings.
“Rolling Stock” means any mobile/portable piece of equipment that typically moves or is moved by its own wheels, tracks, or skids, including but not limited to automobiles, trucks (both on road and off road), trailers, tractors, bulldozers, scrapers, loaders, cranes, excavators, gradalls, drills, pavers, rollers, milling machines, material transfer vehicles, forklifts, travel lifts, portable crushers, portable screens, portable conveyors, light plants, arrow boards included in fixed assets on the Company’s consolidated balance sheet, portable and fixed crash attenuators included in fixed assets on the Company’s consolidated balance sheet, message boards included in fixed assets on the Company’s consolidated balance sheet and any other motor vehicles and mobile equipment; provided, however, that if any of the foregoing is included as Inventory of an Obligor, then such asset or assets shall not be “Rolling Stock.”

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.
“Term Loan Agreement” has the meaning assigned to that term in the recitals to this Agreement.
“Term Loan Cap Amount” means $450,000,000.
“Term Loan Collateral” means all assets, property and property interests, whether real, personal or mixed, tangible or intangible, now owned or hereafter acquired and wherever located, in or upon which the Term Loan Collateral Agent, for its benefit and/or for the benefit of any of the Term Loan Secured Parties, as security for the Term Loan Obligations, at any time (a) has (or purports to have) a Lien or (b) would have (or purport to have) a Lien but for the operation of any provision of the Term Loan Collateral Documents that purports to exclude property on the basis of contractual or legal restrictions, or the costs of taking a Lien exceeding the benefits, or any similar provision, including, without limitation, the definition of “Excluded Assets” in the Term Loan Collateral Documents.
“Term Loan Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement.
“Term Loan Collateral Documents” means the “Collateral Documents” (as defined in the Term Loan Agreement), the Term Loan Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.
“Term Loan Default” means an “Event of Default” as defined in the Term Loan Agreement.
“Term Loan Documents” means the Term Loan Agreement, the Term Loan Notes, the Term Loan Collateral Documents and each of the other agreements, documents, and instruments providing for or evidencing any other Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, as each may be amended, restated, supplemented, modified, renewed, Refinanced or extended from time to time in whole or in part in accordance with the provisions of this Agreement (whether with the Term Loan Collateral Agent and Term Loan Lenders or other agents and lenders or otherwise).
“Term Loan Excess Obligations” means (a) that portion of Indebtedness constituting principal of loans outstanding under the Term Loan Agreement and the other Term Loan Documents in excess of the Term Loan Cap Amount and (b) interest with respect to Indebtedness that constitutes Term Loan Excess Obligations under clause (a) above.
“Term Loan Exclusive Real Property” means (a) the real property listed on Schedule 1 attached hereto on which an Obligor has granted a Term Loan Mortgage and (b) any Material Real Property (as defined in the Term Loan Agreement) located in New York or Illinois that, from time to time, may become subject to a Lien in favor of the Term Loan Collateral Agent in accordance with the Term Loan Documents, in each case of clauses (a) and (b), including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing; provided, however, in no event shall the Term Loan Exclusive Real Property include the Term Loan First Lien Mortgaged Property.
“Term Loan First Lien Account” means one or more Deposit Accounts or Securities Accounts into which there may be deposited Proceeds of Term Loan First Lien Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not Proceeds of Term First Lien Collateral shall not be Term First Lien Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).
“Term Loan First Lien Collateral” means all Collateral, other than the ABL First Lien Collateral; provided that, for the avoidance of doubt, none of the Term Loan Exclusive Real Property shall constitute “Term Loan First Lien Collateral.”

“Term Loan First Lien Collateral Deposits” has the meaning assigned to such term in Section 3.5(d).
“Term Loan First Lien Mortgaged Property” means (a) the real property listed on Schedule 2 attached hereto and (b) any other Material Real Property (as defined in the Term Loan Agreement) that, from time to time, may become subject to a first priority Lien in favor of the Term Loan Collateral Agent in accordance with the Term Loan Documents, in each case of clauses (a) and (b) including improvements thereon, fixtures thereto, dedicated processing equipment used thereat (other than Rolling Stock), minerals contained therein before extraction, and substitutions, replacements, products, insurance proceeds with respect to and other proceeds of the foregoing; provided, however, in no event shall the Term Loan First Lien Mortgaged Property include the Term Loan Exclusive Real Property.
“Term Loan Lenders” means, at any relevant time, the lenders party to the Term Loan Agreement at such time.
“Term Loan Mortgaged Real Property” means, collectively, the Term Loan First Lien Mortgaged Property and the Term Loan Exclusive Real Property.
“Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States and owned by any Obligor is granted to secure any Term Loan Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
“Term Loan Notes” means the “Notes” (as defined in the Term Loan Agreement).
“Term Loan Obligations” means all “Obligations” as defined in the Term Loan Agreement. “Term Loan Obligations” shall include (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (b) all other Indebtedness that is purported to be secured under the Term Loan Collateral Documents.
“Term Loan Priority Obligations” means all Term Loan Obligations other than Term Loan Excess Obligations.
“Term Loan Secured Parties” means, at any relevant time, the Term Loan Collateral Agent, the Term Loan Lenders, each other “Secured Party” (as such term is defined in the Term Loan Agreement) and any other holder (if any) of the Term Loan Obligations, including any agent, trustee, successor or assign of the foregoing.
“Term Loan Standstill Period” has the meaning set forth in Section 3.1(a)(1).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;
(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and
(f)    all references to terms defined in the UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein).
Terms used in this Agreement but not defined herein shall have the meanings given to such terms in the ABL Agreement or the Term Loan Agreement, as the context may require. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the ABL Loan Documents or the Term Loan Documents, including any definition contained in any such document, shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the ABL Loan Documents or the Term Loan Documents, including any definition contained in any such document, as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the ABL Documents or the Term Loan Documents, as applicable, and (2) approved in writing (i) by the Term Loan Collateral Agent in the case of the ABL Agreements and (ii) by the ABL Collateral Agent in the case of the Term Loan Documents. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the ABL Loan Documents, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.
II.    LIEN PRIORITIES.
2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Loan Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the ABL Obligations or Term Loan Obligations or any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Secured Parties, hereby each agrees that:
(a)    any Lien in respect of all or any portion of the ABL First Lien Collateral held by the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Priority Obligations shall in all respects be senior and prior to all Liens held by the Term Loan Collateral Agent or any Term Loan Secured Party in the ABL First Lien Collateral to secure all or any portion of the Term Loan Obligations;
(b)    any Lien in respect of all or any portion of the ABL First Lien Collateral held by the Term Loan Collateral Agent or any Term Loan Secured Party that secures all or any portion of the Term Loan Priority Obligations shall in all respects be senior and prior to all Liens held by the ABL Collateral Agent or any ABL Secured Party in the ABL First Lien Collateral to secure all or any portion of the ABL Excess Obligations;
(c)    any Lien in respect of all or any portion of the ABL First Lien Collateral held by the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Excess Obligations shall in all respects be senior and prior to all Liens held by the Term Loan Collateral Agent or any Term Loan Secured Party in the ABL First Lien Collateral to secure all or any portion of the Term Loan Excess Obligations;

(d)    any Lien in respect of all or any portion of the Term Loan First Lien Collateral held by the Term Loan Collateral Agent or any Term Loan Secured Party that secures all or any portion of the Term Loan Priority Obligations shall in all respects be senior and prior to all Liens held by the ABL Collateral Agent or any ABL Secured Party in the Term Loan First Lien Collateral to secure all or any portion of the ABL Obligations;
(e)    any Lien in respect of all or any portion of the Term Loan First Lien Collateral held by the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Priority Obligations shall in all respects be senior and prior to all Liens held by the Term Loan Collateral Agent or any Term Loan Secured Party in the Term Loan First Lien Collateral to secure all or any portion of the Term Loan Excess Obligations;
(f)    any Lien in respect of all or any portion of the Term Loan First Lien Collateral held by the Term Loan Collateral Agent or any Term Loan Secured Party that secures all or any portion of the Term Loan Excess Obligations shall in all respects be senior and prior to all Liens held by the ABL Collateral Agent or any ABL Secured Party in the Term Loan First Lien Collateral to secure all or any portion of the ABL Excess Obligations; and
(g)    any Lien in respect of all or any portion of the Term Loan Exclusive Real Property held by the Term Loan Collateral Agent or any Term Loan Secured Party that secures all or any portion of the Term Loan Obligations shall in all respects be senior and prior to all Liens held by the ABL Collateral Agent or any ABL Secured Party in the Term Loan Exclusive Real Property to secure all or any portion of the ABL Obligations (it being acknowledged and agreed that this Section (g) shall not constitute an exception to the prohibition on such Liens securing ABL Obligations as set forth in the final paragraph of Section 2.3).
The priorities set forth in this Section 2.1 shall apply to all Liens, whether now or hereafter held, now existing or hereafter arising, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, acquisition, assumption or otherwise, and in each case shall include all Liens granted to or held by or on behalf of the ABL Collateral Agent, any ABL Secured Party, the Term Loan Collateral Agent, or any Term Loan Secured Party, as appropriate, or any agent or trustee for or on behalf of the ABL Collateral Agent, any ABL Secured Party, the Term Loan Collateral Agent or any Term Loan Secured Party, respectively. In all cases set forth in this Agreement, if a Lien (“Lien A”) is specified as senior and prior to another Lien (“Lien B”), Lien B is junior and subordinate to Lien A.
2.2    Prohibition on Contesting Liens. The ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties, each agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties or any of the Term Loan Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either the ABL Collateral Agent or any ABL Secured Party or the Term Loan Collateral Agent or any Term Loan Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations or the Term Loan Obligations as provided in Sections 2.1, 3.1 and 3.2.
2.3    No New Liens. So long as the Discharge of ABL Obligations and the Discharge of Term Loan Obligations have not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties, each acknowledge and agree that the Company shall not, and shall not permit any other Obligor to:
(a)    grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless such Obligor has granted or concurrently grants (or offered to grant with a reasonable opportunity for such Lien to be accepted) a Lien on such asset or property to secure all of the Term Loan Obligations; or

(b)    grant or permit any additional Liens on any asset or property to secure any Term Loan Obligations (other than any Term Loan Exclusive Real Property) unless such Obligor has granted or concurrently grants (or offered to grant with a reasonable opportunity for such Lien to be accepted) a Lien on such asset or property to secure the ABL Obligations.
To the extent any additional Liens are granted on any asset or property (other than the Term Loan Exclusive Real Property) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the ABL Collateral Agent and the Term Loan Collateral Agent agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted or permitted in contravention of this Section 2.3 shall be subject to Section 4.2. Notwithstanding anything herein to the contrary, the parties agree that Term Loan Exclusive Real Property shall not be pledged to secure any ABL Obligations.
III.    ENFORCEMENT.
3.1    Exercise of Remedies – Restrictions on Term Loan Collateral Agent and Term Loan Secured Parties.
(a)    Subject to clause (c) below, until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, the Term Loan Collateral Agent and each Term Loan Secured Party:
(1)    will not exercise or seek to exercise, directly or indirectly, any Enforcement with respect to any ABL First Lien Collateral (including the exercise of any right of setoff or any right under any Account Agreement (other than with respect to the Term Loan First Lien Account), landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Loan Collateral Agent or any Term Loan Secured Party is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Term Loan Collateral Agent may (including upon the instruction of the holders of the Term Loan Obligations) exercise any or all of such rights or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the Term Loan Collateral Agent (or the applicable holders of the Term Loan Obligations) first declares the existence of a Term Loan Default and demands the repayment of all the principal amount of any Term Loan Obligations; and (ii) the date on which the ABL Collateral Agent received notice from the Term Loan Collateral Agent of such declarations of a Term Loan Default (the “Term Loan Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Term Loan Collateral Agent or any Term Loan Secured Party undertake any Enforcement (other than those under Section 3.3) with respect to the ABL First Lien Collateral if, notwithstanding the expiration of the Term Loan Standstill Period, the ABL Collateral Agent or ABL Secured Parties shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such ABL First Lien Collateral (prompt notice of such exercise to be given to the Term Loan Collateral Agent, provided, that a failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder);
(2)    will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Secured Party or any other exercise by the ABL Collateral Agent or any ABL Secured Party of any rights and remedies relating to the ABL First Lien Collateral, whether under the ABL Loan Documents or otherwise; and
(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the ABL Collateral Agent or the ABL Secured Parties from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Term Loan Obligations shall attach to any proceeds resulting from actions taken by the ABL Collateral Agent or any ABL Secured Party in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.
(b)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, the ABL Collateral Agent and the ABL Secured Parties shall have the exclusive right, subject to Section 3.1(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of ABL First Lien Collateral by the respective Obligors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL First Lien Collateral without any consultation with or the consent of the Term Loan Collateral Agent or any Term Loan Secured Party; provided, however, that the Lien securing the Term Loan Obligations shall remain on the proceeds (other than those properly applied to the ABL Obligations) of such ABL First Lien Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the ABL First Lien Collateral, the ABL Collateral Agent and the ABL Secured Parties may enforce the provisions of the applicable ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL First Lien Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the Term Loan Collateral Agent and any Term Loan Secured Party may:
(1)    file a claim or statement of interest with respect to the Term Loan Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Obligor;
(2)    take any action (not adverse to the priority status of the Liens of the ABL Collateral Agent or the ABL Secured Parties on the ABL First Lien Collateral, or the rights of the ABL Collateral Agent or any ABL Secured Party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL First Lien Collateral;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties, including any claims secured by the ABL First Lien Collateral, if any, in each case in accordance with the terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Obligors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan Obligations and the Collateral;
(6)    exercise any of its rights or remedies with respect to any of the ABL First Lien Collateral after the termination of the Term Loan Standstill Period to the extent permitted by Section 3.1(a)(1);
(7)    make a cash bid on all or any portion of the ABL First Lien Collateral in any foreclosure proceeding or action;

(8)    credit bid on all or any portion of the ABL First Lien Collateral or the Term Loan First Lien Collateral, provided that any obligations secured by prior Liens thereon are discharged prior to or in connection with any such credit bid;
(9)    join in any judicial proceedings commenced by the ABL Collateral Agent to enforce Liens on the ABL First Lien Collateral, provided, however, that they may not interfere with the enforcement actions of the ABL Collateral Agent; and
(10)    engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations, and appraisals of the ABL First Lien Collateral or the Term Loan First Lien Collateral for the sole purpose of valuing such collateral and not for the purpose of marketing or conducting a disposition of such collateral provided, however, that the Term Loan Collateral Agent and any Term Loan Secured Party shall not take any of the foregoing actions if they would interfere in any material respect with the enforcement by the ABL Collateral Agent acting on behalf of the ABL Secured Parties on the ABL First Lien Collateral.
The Term Loan Collateral Agent, on behalf of itself and/or the other Term Loan Secured Parties, agrees that it will not take or receive any ABL First Lien Collateral or any proceeds of such ABL First Lien Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such ABL First Lien Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Term Loan Collateral Agent or any Term Loan Secured Party with respect to the ABL First Lien Collateral is to hold a Lien (if any) on such ABL First Lien Collateral pursuant to the applicable Term Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.
(d)    Subject to Sections 3.1(a) and (c), Section 3.3 and Section 6.3(c)(1):
(1)    the Term Loan Collateral Agent, for itself and/or on behalf of the other Term Loan Secured Parties, agrees that it will not take any action that would hinder any exercise of remedies under the ABL Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of any ABL First Lien Collateral, whether by foreclosure or otherwise;
(2)    the Term Loan Collateral Agent, for itself and/or on behalf of the other Term Loan Secured Parties, hereby waives any and all rights the Term Loan Collateral Agent and the respective Term Loan Secured Parties, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens on the ABL First Lien Collateral securing the ABL Obligations granted in any of the ABL Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the Term Loan Secured Parties; and
(3)    the Term Loan Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the enforcement of the Liens on the ABL First Lien Collateral as set forth in this Agreement and the ABL Loan Documents.

(e)    Notwithstanding anything to the contrary contained in this Agreement, the Term Loan Collateral Agent and Term Loan Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Obligor that has guaranteed or granted Liens to secure the Term Loan Obligations, and the Term Loan Collateral Agent may exercise rights and remedies with respect to the Term Loan First Lien Collateral in accordance with the terms of the Term Loan Documents and applicable law; provided, however, that in the event that the Term Loan Collateral Agent or Term Loan Secured Party becomes a judgment Lien creditor in respect of ABL First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Term Loan Obligations are subject to this Agreement.
(f)    Nothing in this Agreement shall prohibit the receipt by the Term Loan Collateral Agent or Term Loan Secured Party of the required payments of interest, principal and other amounts owed in respect of its Term Loan Obligations, so long as such receipt is not the direct or indirect result of the exercise by Term Loan Collateral Agent or such Term Loan Secured Party of rights or remedies as a secured creditor in respect of the ABL First Lien Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have against the Obligors under the ABL Loan Documents.
3.2    Exercise of Remedies – Restrictions on ABL Collateral Agent and ABL Secured Parties.
(a)    Subject to clause (c) below, until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, the ABL Collateral Agent and any ABL Secured Party:
(1)    will not exercise or seek to exercise, directly or indirectly, any Enforcement with respect to any Term Loan First Lien Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Collateral Agent or any ABL Secured Party is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the ABL Collateral Agent may exercise any or all of such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which the ABL Collateral Agent first declares the existence of any ABL Default and demands the repayment of all the principal amount of any ABL Obligations; and (y) the date on which the Term Loan Collateral Agent received notice from the ABL Collateral Agent of such declarations of any ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Collateral Agent or any ABL Secured Party undertake any Enforcement (other than those under Section 3.3) with respect to the Term Loan First Lien Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Term Loan Collateral Agent or any Term Loan Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Term Loan First Lien Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent, provided, that a failure to give such notice shall not affect the Term Loan Collateral Agent’s rights hereunder);
(2)    will not contest, protest or object to any foreclosure proceeding or action brought by the Term Loan Collateral Agent or any Term Loan Secured Party or any other exercise by the Term Loan Collateral Agent or any Term Loan Secured Party of any rights and remedies relating to the Term Loan First Lien Collateral, whether under the Term Loan Documents or otherwise; and
(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Term Loan Collateral Agent or any Term Loan Secured Party from bringing or pursuing any Enforcement;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the ABL Obligations shall attach to any proceeds resulting from actions taken by the Term Loan Collateral Agent and any Term Loan Secured Party in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Term Loan Obligations.
(b)    Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, the Term Loan Collateral Agent and the Term Loan Secured Parties shall have the exclusive right, subject to Section 3.2(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of Term Loan First Lien Collateral by the respective Obligors after a Term Loan Default) make determinations regarding the release, disposition, or restrictions with respect to the Term Loan First Lien Collateral without any consultation with or the consent of the ABL Collateral Agent or any ABL Secured Party; provided, however, that the Lien securing the ABL Obligations shall remain on the proceeds (other than those properly applied to the Term Loan Obligations) of such Term Loan First Lien Collateral released or disposed of subject to the relative priorities described in Article II. In exercising rights and remedies with respect to the Term Loan First Lien Collateral, the Term Loan Collateral Agent and the Term Loan Secured Parties may enforce the provisions of the applicable Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Loan First Lien Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the ABL Collateral Agent and any ABL Secured Party may:
(1)    file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Obligor;
(2)    take any action (not adverse to the priority status of the Liens of the Term Loan Collateral Agent or the Term Loan Secured Parties on the Term Loan First Lien Collateral, or the rights of the Term Loan Collateral Agent or any Term Loan Secured Party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Term Loan First Lien Collateral;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including any claims secured by the Term Loan First Lien Collateral, if any, in each case, in accordance with terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Obligors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Collateral;
(6)    exercise any of its rights or remedies with respect to any of the Term Loan First Lien Collateral after the termination of the ABL Standstill Period, to the extent permitted by Section 3.2(a)(1);
(7)    make a cash bid on all or any portion of the Term Loan First Lien Collateral in any foreclosure proceeding or action;

(8)    credit bid on all or any portion of the ABL First Lien Collateral or the Term Loan First Lien Collateral, provided that any obligations secured by prior Liens thereon are discharged prior to or in connection with any such credit bid;
(9)    join in any judicial proceedings commenced by the Term Loan Collateral Agent to enforce Liens on the Term Loan First Lien Collateral, provided, however, that they may not interfere with the enforcement actions of the Term Loan Collateral Agent; and
(10)    engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations, and appraisals of the ABL First Lien Collateral or the Term Loan First Lien Collateral for the sole purpose of valuing such collateral and not for the purpose of marketing or conducting a disposition of such collateral;
provided, however, that the ABL Collateral Agent and the other ABL Secured Parties shall not take any of the foregoing actions if they would interfere in any material respect with the enforcement by the Term Loan Collateral Agent acting on behalf of the Term Loan Secured Parties on the Term Loan First Lien Collateral.
The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any Term Loan First Lien Collateral or any proceeds of such Term Loan First Lien Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such Term Loan First Lien Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Sections 3.2(a), 6.3(c)(2) and this Section 3.2(c), the sole right of the ABL Collateral Agent or any ABL Secured Party with respect to the Term Loan First Lien Collateral is to hold a Lien (if any) on such Term Loan First Lien Collateral pursuant to the applicable ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred.
(d)    Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):
(1)    the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the ABL Collateral Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Term Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Term Loan First Lien Collateral, whether by foreclosure or otherwise;
(2)    the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Term Loan Collateral Agent or any Term Loan Secured Party seeks to enforce or collect the Term Loan Obligations or the Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations granted in any of the Term Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Loan Collateral Agent or Term Loan Secured Parties is adverse to the interest of the ABL Secured Parties; and
(3)    the ABL Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Loan Collateral Agent or any Term Loan Secured Party with respect to the enforcement of its Liens on the Term Loan First Lien Collateral as set forth in this Agreement and the Term Loan Documents.

(e)    Notwithstanding anything to the contrary contained in this Agreement, the ABL Collateral Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Obligor that has guaranteed or granted Liens to secure the ABL Obligations and the ABL Collateral Agent may exercise rights and remedies with respect to the ABL First Lien Collateral in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that the ABL Collateral Agent or any ABL Secured Party becomes a judgment Lien creditor in respect of Term Loan First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
(f)    Nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of its ABL Obligations, so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or such ABL Secured Party of rights or remedies as a secured creditor in respect of the Term Loan First Lien Collateral (including set-off or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the Term Loan Collateral Agent or the Term Loan Secured Parties may have against the Obligors under the Term Loan Documents.
3.3    Exercise of Remedies – Collateral Access Rights.
(a)    The ABL Collateral Agent agrees not to commence Enforcement until an Enforcement Notice has been given to the Term Loan Collateral Agent. Subject to the provisions of Section 3.1, the Term Loan Collateral Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the ABL Collateral Agent to enforce Liens on the ABL First Lien Collateral; provided that neither the Term Loan Collateral Agent nor the Term Loan Secured Parties shall interfere with the Enforcement actions of the ABL Collateral Agent with respect to the ABL First Lien Collateral.
(b)    If the Term Loan Collateral Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the Term Loan Collateral Agent or receiver, shall obtain possession or physical control of any item of Term Loan First Lien Collateral (including any contracts, documents, books, records and other information with respect to any Term Loan Mortgaged Real Property), the Term Loan Collateral Agent shall promptly notify in writing the ABL Collateral Agent of that fact and the ABL Collateral Agent shall, within ten (10) Business Days thereafter, notify in writing the Term Loan Collateral Agent or, if applicable, any such third party (at such address to be provided by the Term Loan Collateral Agent, as applicable, in connection with the applicable Enforcement), as to whether the ABL Collateral Agent desires to exercise access rights under this Agreement for any purpose permitted under the ABL Loan Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights.
(c)    The Term Loan Collateral Agent agrees not to commence Enforcement until an Enforcement Notice has been given to the ABL Collateral Agent by the Term Loan Collateral Agent. Subject to the provisions of Section 3.2, the ABL Collateral Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the Term Loan Collateral Agent to enforce Liens on the Term Loan First Lien Collateral, provided that neither the ABL Collateral Agent nor the ABL Secured Parties shall interfere with the Enforcement actions of the Term Loan Collateral Agent with respect to the Term Loan First Lien Collateral.

(d)    If the ABL Collateral Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the ABL Collateral Agent or receiver, shall obtain possession or physical control of any item of ABL First Lien Collateral (including any contracts, documents, books, records and other information with respect to the ABL First Lien Collateral or the Term Loan First Lien Collateral), the ABL Collateral Agent shall promptly notify in writing the Term Loan Collateral Agent of that fact and the Term Loan Collateral Agent shall, within ten (10) Business Days thereafter, notify in writing the ABL Collateral Agent or, if applicable, any such third party (at such address to be provided by the ABL Collateral Agent in connection with the applicable Enforcement), as to whether the Term Loan Collateral Agent desires to exercise access rights under this Agreement for any purpose permitted under the Term Loan Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the Term Loan Collateral Agent’s exercise of such access rights.
(e)    Upon delivery of notice to the Term Loan Collateral Agent as provided in Section 3.3(b), the ABL Access Period shall commence for the subject parcel of Term Loan Mortgaged Real Property. During the ABL Access Period, the ABL Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent-free right to use the applicable Term Loan Mortgaged Real Property for the purpose of arranging for and effecting the sale or disposition of ABL First Lien Collateral and, following the Discharge of Term Loan Obligations, all of the Collateral at that location, it being understood that the ABL Secured Parties shall not have a right to mine or extract any minerals located at any Term Loan Mortgaged Real Property until after the Discharge of Term Loan Obligations. During any such ABL Access Period, the ABL Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL First Lien Collateral, as well as to engage in bulk sales of ABL First Lien Collateral. The ABL Collateral Agent shall (i) take proper care of any Term Loan Mortgaged Real Property that is used by it during the ABL Access Period, (ii) promptly repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees, (iii) comply with all applicable laws in connection with its use or occupancy of the Term Loan Mortgaged Real Property and (iv) leave such Term Loan Mortgaged Real Property in substantially the same condition as it was at the commencement of the ABL Access Period. The Term Loan Collateral Agent shall not bear any expense for any of the actions in the preceding sentence. The ABL Collateral Agent and the Term Loan Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the ABL Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Collateral Agent or any Term Loan Secured Parties to commence foreclosure of the Term Loan Mortgaged Real Property or to show the Term Loan First Lien Collateral and any Term Loan Mortgaged Real Property to prospective purchasers and to ready the Term Loan First Lien Collateral and any Term Loan Mortgaged Real Property for sale. Access rights may apply to differing parcels of Term Loan Mortgaged Real Property at differing times (i.e. the Term Loan Collateral Agent may obtain possession of one property at a different time than it obtains possession of other properties), in which case, a differing ABL Access Period may apply to each such property. If the Term Loan Collateral Agent forecloses or otherwise sells any of such Term Loan Mortgaged Real Property, the Term Loan Collateral Agent will notify the buyer thereof of the existence of this Agreement and obtain a written acknowledgement from such buyer, in form and substance satisfactory to the ABL Collateral Agent, that the buyer is acquiring such Term Loan Mortgaged Real Property subject to the access rights of the ABL Collateral Agent under this Section 3.3.
(f)    Reserved.
3.4    Exercise of Remedies – Intellectual Property Rights/Access to Information.
(a)    The Term Loan Collateral Agent hereby grants (to the full extent of its rights and interests) to the ABL Collateral Agent and its agents, representatives and designees without any representation, warranty or obligation whatsoever (1) an irrevocable, non-exclusive royalty-free, rent-free license and lease to use all of the Term Loan First Lien Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the ABL First Lien Collateral), to copy, use or preserve any and all information relating to any of the ABL First Lien Collateral and (2) an irrevocable, non-exclusive royalty-free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement; provided, however, the royalty-free, rent-free licenses and leases granted above shall expire immediately upon the end of the applicable ABL Access Period.

(b)    The ABL Collateral Agent hereby grants (to the full extent of its rights and interests) to the Term Loan Collateral Agent and its agents, representatives and designees without any representation, warranty or obligation whatsoever (1) an irrevocable, non-exclusive royalty-free, rent-free license and lease to use all of the ABL First Lien Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the Term Loan First Lien Collateral), to copy, use or preserve any and all information relating to any of the Term Loan First Lien Collateral and (2) an irrevocable, non-exclusive royalty-free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement.
(c)    If any Agent takes actual possession of any documentation of an Obligor relating to any Collateral (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Agent), then upon request of the other Agent and reasonable advance written notice, such Agent will permit the other Agent and its agents, representatives and designees to inspect and copy such documentation.
3.5    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.
(a)    The Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Secured Parties, acknowledges and agrees that, to the extent the Term Loan Collateral Agent or any Term Loan Secured Party exercises its rights of setoff against any Obligor’s Deposit Accounts or Securities Accounts (excluding the Term Loan First Lien Account), the amount of such setoff shall be deemed to be ABL First Lien Collateral (except to the extent constituting Term Loan First Lien Collateral Deposits (as defined below)) to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by the Term Loan Collateral Agent or any Term Loan Secured Party against any Term Loan First Lien Collateral (including the Term Loan First Lien Account) to the extent applied to payment of the Term Loan Obligations.
(b)    The Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Secured Parties, agrees that prior to an issuance of an Enforcement Notice (unless an Insolvency Proceeding has been commenced by or against any Obligor) all funds deposited in any Obligor’s Deposit Accounts or Securities Accounts (excluding the Term Loan First Lien Account) and then applied to the ABL Obligations shall be treated as ABL First Lien Collateral and, any claim that payments made to the ABL Collateral Agent through the Deposit Accounts or Securities Accounts (excluding the Term Loan First Lien Account) are proceeds of or otherwise constitute Term Loan First Lien Collateral, are waived.
(c)    The ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties, each agrees that, prior to the earlier of (i) an issuance of an Enforcement Notice and (ii) an Insolvency Proceeding being commenced by or against any Obligor), any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Obligor to acquire other property which is Collateral shall not (as among the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
(d)    Subject to Section 4.2, the Term Loan Collateral Agent agrees that prior to the commencement of Enforcement by the ABL Collateral Agent, all funds deposited in a Deposit Account or Securities Account (excluding, for the avoidance of doubt, any Term Loan First Lien Account) shall be treated as ABL First Lien Collateral, unless, prior to the application of such funds to the ABL Obligations, the ABL Collateral Agent has actual knowledge to the contrary or the Term Loan Collateral Agent has in good faith delivered a written notice to the ABL Collateral Agent notifying the ABL Collateral Agent that Proceeds consisting of Term Loan First Lien Collateral have been (or are to be) deposited in any such Deposit Account or Securities Account (all such deposits being “Term Loan First Lien Collateral Deposits”) and identifying the amount of such Proceeds. It is understood and agreed that after the commencement of Enforcement by the ABL Collateral Agent, all such Proceeds of Term Loan First Lien Collateral shall be held and distributed in accordance with Sections 4.1 and 4.2. Each Obligor and the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that only Term Loan First Lien Collateral or Proceeds of the Term Loan First Lien Collateral shall be deposited in the Term Loan First Lien Account, and each Obligor further agrees that, except as otherwise permitted by the Term Loan Documents, it shall deposit (or cause to be deposited) all proceeds of Term Loan First Lien Collateral only into a Term Loan First Lien Account.
(e)    The ABL Collateral Agent, for itself and/or on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Collateral Agent or any ABL Secured Party exercises its rights of setoff against any Obligor’s Deposit Account or Securities Account that is the Term Loan First Lien Account, the amount of such setoff shall be deemed to be Term Loan First Lien Collateral to be held and distributed pursuant to Section 4.2.
IV.    PAYMENTS.
4.1    Application of Proceeds.
(a)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, all ABL First Lien Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL First Lien Collateral upon the exercise of remedies by the ABL Collateral Agent or ABL Secured Parties, shall be applied:
(1)    first, to the payment of reasonable costs and expenses incurred by the ABL Collateral Agent and the ABL Secured Parties in connection with such exercise of remedies;
(2)    second, to the payment of the ABL Priority Obligations in accordance with the ABL Loan Documents until the Discharge of ABL Obligations (other than the ABL Excess Obligations) shall have occurred;
(3)    third, to the payment of the Term Loan Priority Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Obligations (other than the Term Loan Excess Obligations) shall have occurred;
(4)    fourth, to the payment of the ABL Excess Obligations in accordance with the ABL Loan Documents until the Discharge of ABL Obligations shall have occurred;
(5)    fifth, to the payment of Term Loan Excess Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Obligations shall have occurred; and
(6)    sixth, the balance, if any, to the Obligors or as a court of competent jurisdiction may direct.
(b)     So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, all Term Loan First Lien Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan First Lien Collateral upon the exercise of remedies by the Term Loan Collateral Agent or Term Loan Secured Parties, shall be applied:
(1)    first, to the payment of reasonable costs and expenses incurred by the Term Loan Collateral Agent and the Term Loan Secured Parties in connection with such exercise of remedies;
(2)    second, to the payment of the Term Loan Priority Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Obligations (other than the Term Loan Excess Obligations) shall have occurred;
(3)    third, to the payment of the ABL Priority Obligations in accordance with the ABL Loan Documents until the Discharge of ABL Obligations (other than the ABL Excess Obligations) shall have occurred;

(4)    fourth, to the payment of the Term Loan Excess Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Obligations shall have occurred;
(5)    fifth, to the payment of ABL Excess Obligations in accordance with the ABL Loan Documents until the Discharge of ABL Obligations shall have occurred; and
(6)    sixth, the balance, if any, to the Obligors or as a court of competent jurisdiction may direct.
4.2    Payments Over in Violation of Agreement. Unless and until both the Discharge of ABL Obligations and the Discharge of Term Loan Obligations have occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the ABL Collateral Agent, any ABL Secured Party, the Term Loan Collateral Agent or any Term Loan Secured Party in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent or Term Loan Collateral Agent, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Loan Collateral Agent and ABL Collateral Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of ABL Obligations and Discharge of Term Loan Obligations have occurred.
4.3    Application of Payments. Subject to the other terms of this Agreement, (a) all payments received by the ABL Collateral Agent or the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents; and (b) all payments received by the Term Loan Collateral Agent or the Term Loan Secured Parties may be applied, reversed and reapplied, in whole or in part, to the Term Loan Obligations to the extent provided for in the Term Loan Documents.
V.    OTHER AGREEMENTS.
5.1    Releases.
(a)    (i)    If in connection with the exercise of the ABL Collateral Agent’s remedies in respect of any ABL First Lien Collateral as provided for in Section 3.1, the ABL Collateral Agent, for itself or on behalf of any of the ABL Secured Parties, releases its Liens on any part of the ABL First Lien Collateral, then the Liens, if any, of the Term Loan Collateral Agent and the Term Loan Secured Parties, on the ABL First Lien Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Term Loan Collateral Agent, for itself and/or on behalf of any such Persons, promptly shall execute and deliver to the ABL Collateral Agent or the applicable Obligor such termination statements, releases and other documents as the ABL Collateral Agent or such Obligor may request to effectively confirm such release; provided that no release of the Liens of the Term Loan Collateral Agent with respect to any ABL First Lien Collateral will be deemed to have occurred (a) upon a Discharge of ABL Obligations (other than a Discharge of ABL Obligations occurring as a result of the application of the Proceeds of a Disposition of such ABL First Lien Collateral to the ABL Obligations) or (b) in a Refinancing of ABL Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing ABL Obligations and that constitutes ABL Obligations.

(ii)    If in connection with the exercise by the Term Loan Collateral Agent of remedies in respect of any Term Loan First Lien Collateral as provided for in Section 3.2, the Term Loan Collateral Agent, for itself and/or on behalf of any of the Term Loan Secured Parties, releases its Liens on any part of the Term Loan First Lien Collateral, then the Liens, if any, of the ABL Collateral Agent, for itself or for the benefit of the ABL Secured Parties, on the Term Loan First Lien Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent, for itself and/or on behalf of any such ABL Secured Party shall each promptly execute and deliver to the Term Loan Collateral Agent or the applicable Obligor such termination statements, releases and other documents as the Term Loan Collateral Agent or such Obligor may request to effectively confirm such release; provided that no release of the Liens of the ABL Collateral Agent with respect to any Term Loan First Lien Collateral will be deemed to have occurred (a) upon a Discharge of Term Loan Obligations (other than a Discharge of Term Loan Obligations occurring as a result of the application of the Proceeds of a Disposition of such Term Loan First Lien Collateral to the Term Loan Obligations) or (b) in a Refinancing of Term Loan Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing Term Loan Obligations and that constitutes Term Loan Obligations.
(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Loan Documents and the Term Loan Documents (including voluntary Dispositions of Collateral by the respective Obligors after (x) in the case of clause (i) below, an ABL Default and at the direction of the ABL Collateral Agent, and (y) in the case of clause (ii) below, a Term Loan Default and at the direction of the Term Loan Collateral Agent), (i) the ABL Collateral Agent, for itself and/or on behalf of any of the ABL Secured Parties, releases its Liens on any part of the ABL First Lien Collateral, other than (A) in connection with the Discharge of ABL Obligations (except for a Discharge of ABL Obligations occurring as a result of the application of the Proceeds of the Disposition of such ABL First Lien Collateral to the ABL Obligations), (B) in connection with a Refinancing of ABL Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing ABL Obligations and that constitutes ABL Obligations or (C) after the occurrence and during the continuance of a Term Loan Default, then the Liens, if any, of the Term Loan Collateral Agent, for itself and/or for the benefit of the Term Loan Secured Parties, on such ABL First Lien Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Secured Parties, releases its Liens on any part of the Term Loan First Lien Collateral, other than (A) in connection with the Discharge of Term Loan Obligations (except for a Discharge of Term Loan Obligations occurring as a result of the application of the Proceeds of the Disposition of such Term Loan First Lien Collateral to the Term Loan Obligations), (B) in connection with a Refinancing of Term Loan Obligations with secured indebtedness that is incurred contemporaneously with or promptly after the discharge of such pre-existing Term Loan Obligations and that constitutes Term Loan Obligations or (C) after the occurrence and during the continuance of a ABL Default, then the Liens, if any, of the ABL Collateral Agent, for itself and/or for the benefit of the ABL Secured Parties, on such Term Loan First Lien Collateral shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent or Term Loan Collateral Agent, each for itself and/or on behalf of any such ABL Secured Parties or Term Loan Secured Parties, as the case may be, promptly shall execute and deliver to the Term Loan Collateral Agent, ABL Collateral Agent or such Obligor such termination statements, releases and other documents as the Term Loan Collateral Agent, ABL Collateral Agent or such Obligor may request to effectively confirm such release.
(c)    Until the Discharge of ABL Obligations shall occur, the Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Secured Parties, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Collateral Agent or such Term Loan Secured Party, whether in the ABL Collateral Agent’s name or, at the option of the ABL Collateral Agent, in the Term Loan Collateral Agent’s or any Term Loan Secured Party’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.

(d)    Until the Discharge of Term Loan Obligations shall occur, the ABL Collateral Agent, for itself and/or on behalf of the ABL Secured Parties hereby irrevocably constitutes and appoints the Term Loan Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Collateral Agent or such ABL Secured Party, whether in the Term Loan Collateral Agent’s name or, at the option of the Term Loan Collateral Agent, in the ABL Collateral Agent’s or any ABL Secured Party’s own name, from time to time in the Term Loan Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Discharge of Term Loan Obligations.
(e)    Reserved.
5.2    Insurance.
(a)    Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Obligors under, the ABL Loan Documents, (i) the ABL Collateral Agent and the ABL Secured Parties shall have the sole and exclusive right, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to adjust settlement for any insurance policy covering the ABL First Lien Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL First Lien Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL First Lien Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Collateral Agent for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Loan Documents (including, for purposes of cash collateralization of letters of credit) and after the Discharge of ABL Obligations, and subject to the terms of, and the rights of the Obligors under the Term Loan Documents, to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties to the extent required under the Term Loan Documents and then, after the Discharge of Term Loan Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Term Loan Collateral Agent or any Term Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.2.

(b)    Unless and until the Discharge of Term Loan Obligations has occurred, subject to the terms of, and the rights of the Obligors under the Term Loan Documents, (i) the Term Loan Collateral Agent and the Term Loan Secured Parties shall have the sole and exclusive right, in consultation with and subject to the consent of the Company (unless a Term Loan Default shall have occurred and be continuing and except as otherwise provided in the Term Loan Documents), to adjust settlement for any insurance policy covering the Term Loan First Lien Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless a Term Loan Default shall have occurred and be continuing and except as otherwise provided in the Term Loan Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Term Loan First Lien Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Loan First Lien Collateral and to the extent required by the Term Loan Documents shall be paid to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to the terms of the Term Loan Documents and after the Discharge of Term Loan Obligations, and subject to the terms of, and the rights of the Obligors under, the ABL Collateral Documents to the ABL Collateral Agent for the benefit of the ABL Secured Parties to the extent required under such ABL Collateral Documents and then, after the Discharge of ABL Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Collateral Agent or any ABL Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Term Loan Collateral Agent in accordance with the terms of Section 4.2.
(c)    To effectuate the foregoing, the ABL Collateral Agent and the Term Loan Collateral Agent shall each receive separate lender’s loss payable and additional insured endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to any Term Loan First Lien Collateral, the proceeds will be applied (y) first, as required or permitted by the ABL Loan Documents and (z) second, as required or permitted by the Term Loan Documents. If any insurance claim includes both ABL First Lien Collateral and Term Loan First Lien Collateral, the ABL Collateral Agent and the Term Loan Collateral Agent will not settle such claim separately with the insurer with respect to ABL First Lien Collateral and Term Loan First Lien Collateral, and if the ABL Collateral Agent and the Term Loan Collateral Agent are unable after negotiating in good faith to agree on the settlement for such claim, either the Term Loan Collateral Agent or the ABL Collateral Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding. All proceeds of such insurance shall be remitted to the ABL Collateral Agent or the Term Loan Collateral Agent, as the case may be, and each of the Term Loan Collateral Agent and ABL Collateral Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.2.
5.3    Amendments to ABL Loan Documents and Term Loan Documents; Refinancing; Legending Provisions.
(a)    (i) The ABL Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms or refinanced in accordance with Section 5.5 (except to the extent a consent is required to permit the Refinancing transaction under any ABL Document or any Term Loan Document), in each case, without notice to or consent of the Term Loan Collateral Agent all without affecting the provisions of this Agreement; provided; however, that such amendment, supplement or modification and the terms of any refinancing shall not (unless consented to by the Term Loan Collateral Agent):
(1)    contravene any provision of this Agreement;
(2)    increase the sum of (A) the then outstanding aggregate principal amount of loans and unfunded commitments under the ABL Agreement and (B) the aggregate face amount of any letters of credit issued under the ABL Agreement and not reimbursed to an amount in excess of the ABL Cap Amount;

(3)    modify (or have the effect of a modification of) the mandatory prepayment provisions of the ABL Agreement in a manner adverse in any material respect to the Term Loan Secured Parties; provided, that this clause (3) shall not prohibit any such modification requiring that proceeds of ABL First Lien Collateral be applied to repayment of the ABL Obligations; or
(4)    modify the definition of “Term” set forth in the ABL Agreement in a manner that would shorten the term or stated date of maturity of the ABL Obligations as in effect on the date hereof.
(ii)    The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms or refinanced in accordance with Section 5.5 (except to the extent a consent is required to permit the Refinancing transaction under any ABL Document or any Term Loan Document), in each case, without notice to or consent of the ABL Collateral Agent all without affecting the provisions of this Agreement; provided; however, that such amendment, supplement or modification and the terms of any refinancing shall not (unless consented to by the ABL Collateral Agent):
(1)    contravene any provision of this Agreement;
(2)    increase the then outstanding aggregate principal amount of loans under the Term Loan Agreement to an amount in excess of the Term Loan Cap Amount;
(3)    modify (or have the effect of a modification of) the mandatory prepayment provisions of the Term Loan Agreement in a manner adverse in any material respect to the ABL Secured Parties; provided, that this clause (3) shall not prohibit any such modification requiring that proceeds of Term Loan First Lien Collateral be applied to repayment of the Term Loan Obligations; or
(4)    modify the definition of “Maturity Date” set forth in the Term Loan Agreement in a manner that would shorten the term or stated date of maturity of the Term Loan Obligations as in effect on the date hereof.
provided, however, that in the case of both Sections 5.3(a)(i) and (ii), the holders of such Refinancing debt, either directly or through an agent or representative, bind themselves in an Intercreditor Agreement Joinder or other writing, reasonably acceptable to the Term Loan Collateral Agent and the ABL Collateral Agent and addressed to the Term Loan Collateral Agent and the Term Loan Secured Parties or the ABL Collateral Agent and the ABL Secured Parties, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be substantially in accordance with the provisions of both the ABL Loan Documents and the Term Loan Documents.

(b)    The Company agrees that each ABL Collateral Document and each Term Loan Collateral Document granting a security interest in any Collateral to (i) the Term Loan Collateral Agent or the Term Loan Secured Parties to secure the Term Loan Obligations or (ii) the ABL Collateral Agent or the ABL Secured Parties to secure the ABL Obligations, shall include the following language (or language to similar effect approved by both the Term Loan Collateral Agent and the ABL Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [ABL Collateral Agent, Term Loan Collateral Agent or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [ABL Collateral Agent, Term Loan Collateral Agent or other Person, as applicable] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July ___, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among New Enterprise Stone & Lime Co., Inc., Cortland Capital Market Services, LLC as Term Loan Collateral Agent, PNC Bank, National Association, as ABL Collateral Agent, and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
(c)    The ABL Collateral Agent and the Term Loan Collateral Agent shall each use its best efforts to notify the other parties of any written amendment or modification to any ABL Loan Document or any Term Loan Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party or impact the effectiveness of any such amendment or modification. In connection with amendments or modifications permitted by Section 5.3, the ABL Collateral Agent and the Term Loan Collateral Agent, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.
5.4    Bailees for Perfection.
(a)    The ABL Collateral Agent and the Term Loan Collateral Agent, as the case may be, each agree to hold that part of the Collateral (other than the Term Loan Exclusive Real Property) that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Secured Parties and Term Loan Secured Parties, as the case may be, and as bailee for the ABL Collateral Agent or the Term Loan Collateral Agent, as the case may be (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the ABL Collateral Agent, the ABL Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the Term Loan Collateral Agent, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the Term Loan Collateral Agent, the Term Loan Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the ABL Collateral Agent, subject to the terms and conditions of this Section 5.4. Notwithstanding anything to the contrary set forth herein or in any Term Loan Document or ABL Loan Document, to the extent that (i) prior to the Discharge of ABL Obligations, any Obligor is required to deliver to the Term Loan Collateral Agent any Collateral that constitutes ABL First Lien Collateral for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the ABL Collateral Agent in accordance with the terms of the ABL Loan Documents, such Obligor’s obligations with respect to such delivery shall be deemed satisfied by the delivery to the ABL Collateral Agent, acting as a gratuitous bailee of the Term Loan Collateral Agent, and (ii) prior to the Discharge of Term Loan Obligations, any Obligor is required to deliver to the ABL Collateral Agent any Collateral that constitutes Term Loan First Lien Collateral for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Term Loan Collateral Agent in accordance with the terms of the Term Loan Documents, such Obligor’s obligations with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Collateral Agent, acting as a gratuitous bailee of the ABL Collateral Agent.

(b)    No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations or Discharge of Term Loan Obligations, as the case may be, as provided in paragraph (d) below.
(c)    No Person acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Term Loan Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.
(d)    Upon the Discharge of ABL Obligations, except as a court of competent jurisdiction may otherwise direct or otherwise required by applicable law, the ABL Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements without recourse and without any representation or warranty whatsoever, first, to the Term Loan Collateral Agent to the extent the Term Loan Obligations which are secured by such Pledged Collateral remain outstanding, and second, subject to any other intercreditor arrangements between the ABL Collateral Agent and any other Person who has a Lien on any of the ABL First Lien Collateral to secure any obligations owed by any Obligor to such Person, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The ABL Collateral Agent further agrees to take all other action reasonably required in connection with the Term Loan Collateral Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
(e)    Upon the Discharge of Term Loan Obligations, except as a court of competent jurisdiction may otherwise direct or otherwise required by applicable law, the Term Loan Collateral Agent shall deliver the remaining Pledged Collateral (if any), together with any necessary endorsements without recourse and without any representation or warranty whatsoever, first, to the ABL Collateral Agent to the extent any ABL Obligations which are secured by such Pledged Collateral remain outstanding, and second, subject to any other intercreditor arrangements between the Term Loan Collateral Agent and any other Person who has a Lien on any of the Term Loan First Lien Collateral to secure any obligations owing by any Obligor to such Person, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Term Loan Collateral Agent further agrees to take all other action reasonably requested by the ABL Collateral Agent in connection with the ABL Collateral Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
5.5    When Discharge of ABL Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred; Refinancing of ABL Obligations and Term Loan Obligations.
(a)    If concurrently with the Discharge of ABL Obligations or the Discharge of Term Loan Obligations, the Company (i) enters into any Refinancing of the ABL Obligations or the Term Loan Obligations, as the case may be, which Refinancing is permitted by the Term Loan Documents and the ABL Loan Documents and (ii) delivers to the Term Loan Collateral Agent or ABL Collateral Agent, as appropriate, a notice and an Intercreditor Agreement Joinder in accordance with clause (b) or (c) of this Section 5.5, then such Discharge of ABL Obligations or Discharge of Term Loan Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Term Loan Obligations) and the obligations under such Refinancing shall automatically be treated as ABL Obligations or Term Loan Obligations, as the case may be, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New Agent (as defined below), under such new ABL Loan Documents or the New Representative (as defined below) under such New Term Loan Documents shall be the ABL Collateral Agent or Term Loan Collateral Agent, as applicable, for all purposes of this Agreement.

(b)    Upon the Term Loan Collateral Agent’s receipt of a notice, together with an Intercreditor Agreement Joinder, from an authorized officer of the New Agent (as defined below) and the Company stating that the Company has Refinanced ABL Obligations (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such Refinanced ABL Obligations, such agent, the “New Agent”), such New Agent shall automatically be treated as the ABL Collateral Agent for all purposes of this Agreement. The ABL Collateral Agent and the Term Loan Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Collateral Agent, Term Loan Collateral Agent, the ABL Secured Parties, and Term Loan Secured Parties, as the case may be, to be bound by the terms of this Agreement.
(c)    Upon the ABL Collateral Agent’s receipt of a notice, together with an Intercreditor Agreement Joinder, from an authorized officer of the New Representative (as defined below) and the Company stating that the Company has Refinanced Term Loan Obligations (which notice shall include a complete copy of the relevant new documents and provide the identity of the new representative for such Refinanced Term Loan Obligations, such representative, the “New Representative”), such New Representative shall automatically be treated as the Term Loan Collateral Agent for all purposes of this Agreement. The ABL Collateral Agent and the Term Loan Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Representative shall reasonably request to provide the New Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement (including entering into any collateral documentation reasonably requested in order to effectuate such successor collateral agency with respect to any Collateral). The New Representative shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Collateral Agent, Term Loan Collateral Agent, the ABL Secured Parties, and Term Loan Secured Parties, as the case may be, to be bound by the terms of this Agreement.
5.6    Successor Agents. If any successor ABL Collateral Agent or successor Term Loan Collateral Agent is elected or appointed pursuant to the terms of the ABL Loan Documents or the Term Loan Documents, as applicable, then such successor ABL Collateral Agent or successor Term Loan Collateral Agent, as applicable, shall automatically be treated as the ABL Collateral Agent or Term Loan Collateral Agent, as applicable, for all purposes of this Agreement. The successor ABL Collateral Agent or successor Term Loan Collateral Agent, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing ABL Collateral Agent or the existing Term Loan Collateral Agent shall reasonably request in order to provide to the successor ABL Collateral Agent or successor Term Loan Collateral Agent, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor ABL Collateral Agent or successor Term Loan Collateral Agent, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing ABL Collateral Agent or existing Term Loan Collateral Agent, as applicable, to be bound by the terms of this Agreement.
VI.    INSOLVENCY PROCEEDINGS.
6.1    Finance and Sale Issues.
(a)    Until the Discharge of ABL Obligations has occurred, if the Company or any other Obligor shall be subject to any Insolvency Proceeding and the ABL Collateral Agent shall, acting in accordance with the ABL Loan Documents, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes ABL First Lien Collateral securing the ABL Obligations or to permit the Company or any other Obligor to obtain financing, whether from the ABL Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) to the extent such DIP Financing is secured solely by Liens on ABL First Lien Collateral, then the Term Loan Collateral Agent and each Term Loan Secured Party each agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the Term Loan

Collateral Agent and each Term Loan Secured Party retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Term Loan First Lien Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, (C) if the ABL Secured Parties retain their Liens on the ABL First Lien Collateral securing the ABL Obligations, the Term Loan Collateral Agent, for the ratable benefit of the Term Loan Secured Parties, shall retain an immediately junior Lien on the ABL First Lien Collateral (to the extent such ABL Collateral is Term Loan Collateral), and (D) to the extent that the ABL Collateral Agent is granted an adequate protection lien in connection with such DIP Financing or use of Cash Collateral that constitutes ABL First Lien Collateral, the Term Loan Secured Parties also receive an adequate protection lien on the ABL First Lien Collateral with the same relative priority as set forth in this Agreement. To the extent the Liens on the ABL First Lien Collateral securing the ABL Obligations are subordinated to or pari passu with the Liens securing such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Term Loan Collateral Agent will subordinate any Liens in the ABL First Lien Collateral to the Liens securing such DIP Financing, any adequate protection liens granted to the ABL Secured Parties on the ABL First Lien Collateral, and any “carve out” in favor of fees and expenses of professionals retained by the debtor(s) or creditors’ committee and fees owing to the United States Trustee, as agreed to by the ABL Collateral Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.3) without affecting the subordination provided herein as to other ABL Obligations and Term Loan Obligations. The foregoing shall not prohibit the Term Loan Collateral Agent or any Term Loan Secured Party from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by a senior or pari passu Lien on any Term Loan First Lien Collateral.
(b)    Until the Discharge of Term Loan Obligations has occurred, if the Company or any other Obligor shall be subject to any Insolvency Proceeding and the Term Loan Collateral Agent shall, acting in accordance with the Term Loan Documents, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes Term Loan First Lien Collateral securing the Term Loan Obligations or to permit the Company or any other Obligor to obtain DIP Financing to the extent such DIP Financing is secured solely by Liens on Term Loan First Lien Collateral and/or the Term Loan Exclusive Real Property, then the ABL Collateral Agent and each ABL Secured Party agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the ABL Collateral Agent and each ABL Secured Party retains the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the ABL Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, (C) if the Term Loan Secured Parties retain their Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations, the ABL Collateral Agent for the ratable benefit of each ABL Secured Party shall retain an immediately junior Lien on the Term Loan First Lien Collateral (to the extent such Term Loan First Lien Collateral is ABL Collateral), and (D) to the extent that the Term Loan Collateral Agent is granted an adequate protection lien in connection with such DIP Financing or use of Cash Collateral that constitutes Term Loan First Lien Collateral, the ABL Secured Parties also receive an adequate protection lien on the Term Loan First Lien Collateral with the same relative priority as set forth in this Agreement. To the extent the Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations are subordinated to or pari passu with the Liens securing such DIP Financing which meets the requirements of clauses (i) through (iii) above, the ABL Collateral Agent and each ABL Secured Party will subordinate any Liens in the Term Loan First Lien Collateral to the Liens securing such DIP Financing, any adequate protection liens granted to the Term Loan Secured Parties on the Term Loan First Lien Collateral, and any “carve out” in favor of fees and expenses of professionals retained by the debtor(s) or creditors’ committee and fees owing to the United States Trustee, as agreed to by the Term Loan Collateral Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Collateral Agent or to the extent permitted by Section 6.3) without affecting the subordination provided herein as to other ABL Obligations and Term Loan Obligations. The foregoing shall not prohibit the ABL Collateral Agent or any ABL Secured Party from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any senior or pari passu Lien on any ABL First Lien Collateral.

(c)    The Term Loan Collateral Agent, on behalf of the Term Loan Secured Parties, agrees that it will not oppose, and hereby consents to (i) any sale consented to by the ABL Collateral Agent of any ABL First Lien Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding); provided that the order approving such sale states that the Claimholders’ respective Liens shall attach to the proceeds of such sale with the same relative priority as set forth in this Agreement and (ii) any bid by the ABL Collateral Agent on behalf of the ABL Secured Parties with respect to then outstanding ABL Obligations in connection with any such sale or any other sale or other disposition of the ABL First Lien Collateral.
(d)    The ABL Collateral Agent agrees, on behalf of the ABL Secured Parties, that it will not oppose, and hereby consents to (i) any sale consented to by the Term Loan Collateral Agent or any Term Loan Secured Party of any Term Loan First Lien Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding); provided that the order approving such sale states that the Claimholders’ respective Liens shall attach to the proceeds of such sale with the same relative priority as set forth in this Agreement and (ii) any bid by the Term Loan Collateral Agent or any Term Loan Secured Party with respect to then outstanding Term Loan Obligations in connection with any such sale or any other sale or other disposition of the Term Loan First Lien Collateral.
6.2    Relief from the Automatic Stay.
(a)    Until the Discharge of ABL Obligations has occurred, the Term Loan Collateral Agent and each Term Loan Secured Party, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL First Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the ABL Collateral Agent.
(b)    Until the Discharge of Term Loan Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Term Loan First Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Term Loan Collateral Agent.
6.3    Adequate Protection.
(a)    The Term Loan Collateral Agent and the Term Loan Secured Parties, each agree that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting):
(1)    any request by the ABL Collateral Agent for adequate protection with respect to the ABL First Lien Collateral; or
(2)    any objection by the ABL Collateral Agent to any motion, relief, action or proceeding based on the ABL Collateral Agent or the ABL Secured Parties claiming a lack of adequate protection with respect to the ABL First Lien Collateral.
(b)    The ABL Collateral Agent and the ABL Secured Parties, each agrees that, prior to the Discharge of Term Loan Obligations, none of them shall contest (or support any other Person contesting):
(1)    any request by the Term Loan Collateral Agent or any Term Loan Secured Party for adequate protection with respect to the Term Loan First Lien Collateral; or
(2)    any objection by the Term Loan Collateral Agent or any Term Loan Secured Party to any motion, relief, action or proceeding based on the Term Loan Collateral Agent or any Term Loan Secured Party claiming a lack of adequate protection with respect to the Term Loan Default.
(c)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(1)    in the event the ABL Collateral Agent or any of the ABL Secured Parties (or any subset thereof) seeks or requests adequate protection in respect of ABL First Lien Collateral and such adequate protection is granted with respect to the ABL First Lien Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL First Lien Collateral) in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the Term Loan Collateral Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection with respect to its interests in such ABL First Lien Collateral (if it is also Term Loan Collateral) in the form of a Lien on the same additional or replacement collateral, or a junior superpriority claim, as applicable, which Lien, or junior superpriority claim, shall be subordinated (except to the extent that such additional or replacement collateral was Term Loan First Lien Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens of the Term Loan Collateral Agent on ABL First Lien Collateral; and
(2)    in the event the Term Loan Collateral Agent or any of the Term Loan Secured Parties (or any subset thereof) seeks or requests adequate protection in respect of Term Loan First Lien Collateral and such adequate protection is granted with respect to the Term Loan First Lien Collateral (if it is also ABL Collateral) in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan First Lien Collateral), in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the ABL Collateral Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection with respect to its interests in such Term Loan First Lien Collateral in the form of a Lien on the same additional or replacement collateral, or a junior superpriority claim, as applicable, which Lien or junior superpriority claim shall be subordinated (except to the extent that such additional or replacement collateral was ABL First Lien Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the Term Loan Obligations and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens of the ABL Collateral Agent on the Term Loan First Lien Collateral.
(d)    Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the ABL First Lien Collateral, nothing herein shall limit the rights of the Term Loan Collateral Agent or any Term Loan Secured Party from seeking adequate protection with respect to their rights in the Term Loan First Lien Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Term Loan First Lien Collateral, nothing herein shall limit the rights of the ABL Collateral Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL First Lien Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
6.4    Avoidance Issues. If any ABL Secured Party or Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Obligor any amount paid in respect of ABL Obligations or the Term Loan Obligations, as the case may be (a “Recovery”), then such ABL Secured Parties or Term Loan Secured Parties shall be entitled to a reinstatement of ABL Obligations or the Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
6.6    Post-Petition Interest.
(a)    The Term Loan Collateral Agent and the Term Loan Secured Parties each agree that none of them shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL First Lien Collateral securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties on the ABL First Lien Collateral.
(b)    The ABL Collateral Agent and the ABL Secured Parties each agree that none of them shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any Term Loan Secured Party for allowance in any Insolvency Proceeding of Term Loan Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Term Loan First Lien Collateral securing any Term Loan Secured Party’s claim, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the Term Loan First Lien Collateral.
6.7    Waiver – 1111(b)(2) Issues.
(a)    The Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Secured Parties, waives any objection or claim it may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such ABL Secured Party in respect of the ABL First Lien Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the ABL First Lien Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the ABL Secured Parties pursuant to Section 6.5 hereof.
(b)    The ABL Collateral Agent, for itself and/or on behalf of the ABL Secured Parties, each waives any objection or claim it may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Term Loan Secured Party in respect of the Term Loan First Lien Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Term Loan First Lien Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Term Loan Secured Parties pursuant to Section 6.5 hereof.

6.8    Separate Grants of Security and Separate Classification. The ABL Collateral Agent, on behalf each ABL Secured Party, and the Term Loan Collateral Agent, on behalf of each Term Loan Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Loan Documents and the Term Loan Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations and the ABL Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Collateral Agent, on behalf of the ABL Secured Parties, and the Term Loan Collateral Agent, on behalf of each Term Loan Secured Party, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Obligors, with the effect being that, (i) to the extent that the aggregate value of the ABL First Lien Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties), the ABL Collateral Agent and the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the ABL First Lien Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against any Obligor in the applicable Insolvency Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise) before any distribution is made in respect of the claims held by the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties, from such ABL First Lien Collateral, with the Term Loan Collateral Agent, on behalf of the Term Loan Secured Parties, hereby acknowledging and agreeing to turn over to the ABL Collateral Agent, for the benefit of the ABL Secured Parties, amounts otherwise received or receivable by them from such ABL First Lien Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Term Loan Secured Parties, and (ii) to the extent that the aggregate value of the Term Loan First Lien Collateral is sufficient (for this purpose ignoring all claims held by the ABL Collateral Agent on behalf of the ABL Secured Parties), the Term Loan Collateral Agent and the Term Loan Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Term Loan First Lien Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against any Obligor in the applicable Insolvency Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise) before any distribution is made in respect of the claims held by the ABL Collateral Agent, on behalf of the ABL Secured Parties, from such Term Loan First Lien Collateral, with the ABL Collateral Agent, on behalf of the ABL Secured Parties, hereby acknowledging and agreeing to turn over to the Term Loan Collateral Agent, for the benefit of the Term Loan Secured Parties, amounts otherwise received or receivable by them from such Term Loan First Lien Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the ABL Secured Parties.
6.9    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
VII.    RELIANCE; WAIVERS; ETC.
7.1    Reserved.

7.2    No Warranties or Liability. The ABL Collateral Agent and the ABL Secured Parties each acknowledges and agrees that each of the Term Loan Collateral Agent and the Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Loan Collateral Agent and the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent and the Term Loan Secured Parties each acknowledges and agrees that the ABL Collateral Agent and the ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Collateral Agent and the ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent and the Term Loan Secured Parties shall have no duty to the ABL Collateral Agent or any of the ABL Secured Parties, and the ABL Collateral Agent and the ABL Secured Parties shall have no duty to the Term Loan Collateral Agent or any of the Term Loan Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Obligor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3    No Waiver of Lien Priorities.
(a)    No right of the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent or the Term Loan Secured Parties to enforce any provision of this Agreement, any ABL Loan Document or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Obligor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.
(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Obligors under the ABL Loan Documents and Term Loan Documents and subject to the provisions of Sections 5.3 and 8.3), the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties may, at any time and from time to time in accordance with the ABL Loan Documents and Term Loan Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or Term Loan Obligations, as applicable, or any Lien or guaranty thereof or any liability of the Company or any other Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations or Term Loan Obligations, as applicable, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Collateral Agent or Term Loan Collateral Agent or any rights or remedies under any of the ABL Loan Documents or the Term Loan Documents; provided, that any such increase in (x) the ABL Obligations shall not increase the sum of the Indebtedness constituting principal of loans outstanding under the ABL Agreement and the other ABL Loan Documents and the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Agreement (including, without limitation, reimbursement obligations in respect of drawn letters of credit) in excess of the ABL Cap Amount and (y) the Term Loan Obligations shall not increase the Indebtedness constituting principal of loans under the Term Loan Agreement to an amount in excess of the Term Loan Cap Amount;

(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Obligor or any liability incurred directly or indirectly in respect thereof;
(3)    settle or compromise any ABL Obligations or Term Loan Obligations, as applicable, or any other liability of the Company or any other Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
(4)    exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Obligor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Obligor, except, in each case, as otherwise expressly set forth in this Agreement.
7.4    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties and the Term Loan Collateral Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;
(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;
(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency Proceeding in respect of the Company or any other Obligor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Obligor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Secured Party, the Term Loan Collateral Agent, the Term Loan Obligations or any Term Loan Secured Party in respect of this Agreement.
VIII.    MISCELLANEOUS.
8.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term Loan Document, the provisions of this Agreement shall govern and control.

8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective, as of the date of this Agreement, when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Collateral Agent, the ABL Secured Parties and the Term Loan Collateral Agent and the Term Loan Secured Parties may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Obligor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Obligor shall include the Company or such Obligor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Obligor (as the case may be) in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:
(a)    with respect to the ABL Collateral Agent, the ABL Secured Parties and the ABL Obligations, on the date of the Discharge of ABL Obligations, subject to the rights of the ABL Collateral Agent and ABL Secured Parties under Section 5.5 and Section 6.4; and
(b)    with respect to the Term Loan Collateral Agent, Term Loan Secured Parties and the Term Loan Obligations, on the date of the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Collateral Agent and the Term Loan Secured Parties under Section 5.5 and Section 6.4.
If a Discharge of ABL Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional ABL Obligations are incurred or ABL Obligations are reinstated in accordance with Section 6.4, the Discharge of ABL Obligations shall (effective upon the incurrence of such additional ABL Obligations or reinstatement of such ABL Obligations, as applicable) be deemed to no longer be effective. If a Discharge of Term Loan Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional Term Loan Obligations are incurred or Term Loan Obligations are reinstated in accordance with Section 6.4, the Discharge of Term Loan Obligations shall (effective upon the incurrence of such additional Term Loan Obligations or reinstatement of such Term Loan Obligations, as applicable) be deemed to no longer be effective.
8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of ABL Collateral Agent and the Term Loan Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall have the right to consent to or approve any amendment, modification or waiver of any provision of this Agreement to the extent that rights or obligations of the Company or the other Obligors under this Agreement, any ABL Loan Document or any Term Loan Document are directly and adversely affected thereby (which includes, but is not limited to any amendment to the scope of the Collateral or to the Obligors’ ability to cause additional obligations to constitute ABL Obligations or Term Loan Obligations as the Company may designate).

8.4    Information Concerning Financial Condition of the Company and its Subsidiaries. The ABL Collateral Agent and the ABL Secured Parties, on the one hand, and the Term Loan Collateral Agent and the Term Loan Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. Neither the ABL Collateral Agent and the ABL Secured Parties, on the one hand, nor the Term Loan Collateral Agent and the Term Loan Secured Parties, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Collateral Agent or any of the ABL Secured Parties, on the one hand, or the Term Loan Collateral Agent and the Term Loan Secured Parties, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others (and the Company and each Obligor hereby consents to any such provision of information), it or they shall be under no obligation:
(a)    to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(b)    to provide any additional information or to provide any such information on any subsequent occasion;
(c)    to undertake any investigation; or
(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5    Subrogation.
(a)    With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Loan Secured Parties or the Term Loan Collateral Agent pays over to the ABL Collateral Agent or the ABL Secured Parties under the terms of this Agreement, the Term Loan Secured Parties and the Term Loan Collateral Agent shall be subrogated to the rights of the ABL Collateral Agent and the ABL Secured Parties; provided, however, that, the Term Loan Collateral Agent and the Term Loan Secured Parties, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Term Loan Collateral Agent or any Term Loan Secured Party that are paid over to the ABL Collateral Agent or the ABL Secured Parties pursuant to this Agreement shall not reduce any of the Term Loan Obligations.
(b)    With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Secured Parties or the ABL Collateral Agent pays over to the Term Loan Collateral Agent or the Term Loan Secured Parties under the terms of this Agreement, the ABL Secured Parties and the ABL Collateral Agent shall be subrogated to the rights of the Term Loan Collateral Agent and the Term Loan Secured Parties; provided, however, that the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Collateral Agent or the ABL Secured Parties that are paid over to the Term Loan Collateral Agent or any Term Loan Secured Party pursuant to this Agreement shall not reduce any of the ABL Obligations.

8.6    SUBMISSION TO JURISDICTION; WAIVERS.
(a)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
(1)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(2)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
(3)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;
(4)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND
(5)    AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(b)    EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.7    Notices. All notices to the ABL Secured Parties or the Term Loan Secured Parties permitted or required under this Agreement shall also be sent to the ABL Collateral Agent and Term Loan Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.8    Further Assurances. The ABL Collateral Agent, the Term Loan Collateral Agent and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or Term Loan Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by ABL Collateral Agent or Term Loan Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL First Lien Collateral or Term Loan First Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents.
8.9    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.10    Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties and each of their respective successors and assigns. The Term Loan Collateral Agent represents that it has not agreed to any modification of the provisions in the Term Loan Documents authorizing it to execute this Agreement and bind the Term Loan Secured Parties and ABL Collateral Agent represents that it has not agreed to any modification of the provisions in the ABL Loan Documents authorizing it to execute this Agreement and bind the ABL Secured Parties. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Term Loan Collateral Agent nor the ABL Collateral Agent make any representation regarding the validity or binding effect of the Term Loan Documents or ABL Loan Documents, respectively, or their authority to bind any of the Claimholders through their execution of this Agreement.
8.11    Specific Performance. Each of the ABL Collateral Agent and the Term Loan Collateral Agent may demand specific performance of this Agreement. The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Secured Parties, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the ABL Secured Parties or by the Term Loan Collateral Agent or the Term Loan Secured Parties, as the case may be, under this Agreement.
8.12    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
8.13    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
8.15    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the ABL Collateral Agent, the Term Loan Collateral Agent, the ABL Secured Parties and the Term Loan Secured Parties. Nothing in this Agreement shall impair, as between the Company and the other Obligors and the ABL Collateral Agent and the ABL Secured Parties, or as between the Company and the other Obligors and the Term Loan Collateral Agent and the Term Loan Secured Parties the obligations of the Company and the other Obligors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Term Loan Documents, respectively.
8.16    Provisions Solely to Define Relative Rights. The provisions of this Agreement are solely for the purpose of defining the relative rights of the ABL Collateral Agent and the ABL Secured Parties on the one hand and the Term Loan Collateral Agent and the Term Loan Secured Parties on the other hand. None of the Company, any other Obligor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Obligor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Obligor, which are absolute and unconditional, to pay the ABL Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.
8.17    Marshalling of Assets. The Term Loan Collateral Agent and the Term Loan Secured Parties hereby each waives any and all rights to have the ABL First Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Collateral Agent’s or the Term Loan Collateral Agent’s Liens. The ABL Collateral Agent and each ABL Secured Party hereby waive any and all rights to have the Term Loan First Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Term Loan Collateral Agent’s or the ABL Collateral Agent’s Liens.
8.18    Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Term Loan Collateral Agent and the ABL Collateral Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Term Loan Collateral Agent or the ABL Collateral Agent, as the case may be. The parties to this Agreement agree that they will provide the Term Loan Collateral Agent and the ABL Collateral Agent, as the case may be, with such information as it may request in order for the Term Loan Collateral Agent and the ABL Collateral Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.
8.19    Consent or Other Actions by Agents. In connection with any matter under this Agreement requiring or referring to the consent or other action of any Agent, such consent or other action by any Agent may require the approval, vote or consent of (or with respect to the Term Loan Collateral Agent, the direct action of) holders of each applicable series of ABL Obligations or Term Loan Obligations, as applicable, in accordance with the ABL Loan Documents or the Term Loan Documents, as applicable, governing such series of ABL Obligations or Term Loan Obligations.
8.20    Scope of Agreement. Nothing in this Agreement shall limit or otherwise govern the actions of the Term Loan Collateral Agent with respect to any Term Loan Exclusive Real Property.

8.21    No Trust or Fiduciary Relationship.
(a)    The Term Loan Collateral Agent shall not be deemed to be in a relationship of trust or confidence with any of the ABL Secured Parties by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to any of the ABL Secured Parties by reason of this Agreement. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Term Loan Collateral Agent in favor of the Term Loan Lenders in the Term Loan Agreement and the other Term Loan Documents shall apply with respect to any actions taken or not taken by the Term Loan Collateral Agent under this Agreement. The Term Loan Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein. The Term Loan Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any Term Loan Documents at the request or direction of any Term Loan Secured Parties.
(b)    The ABL Collateral Agent shall not be deemed to be in a relationship of trust or confidence with any of the Term Loan Secured Parties by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to any of the Term Loan Secured Parties by reason of this Agreement. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the ABL Collateral Agent in favor of the ABL Lenders in the ABL Agreement and the other ABL Loan Documents shall apply with respect to any actions taken or not taken by the ABL Collateral Agent under this Agreement. The ABL Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein. The ABL Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any ABL Loan Documents at the request or direction of any ABL Lenders.
8.22    Term Loan Lender Purchase Option.
(a)    Without prejudice to the enforcement of the ABL Collateral Agent’s or any ABL Lender’s remedies under the ABL Loan Documents, at law, in equity or otherwise, the ABL Collateral Agent, on its behalf and on behalf of the ABL Lenders, agrees that on or before the date that is thirty (30) days after (i) an acceleration of the ABL Obligations in accordance with the terms of the ABL Agreement or (ii) the commencement with respect to any Obligor of an Insolvency Proceeding, the ABL Collateral Agent will, upon written request received by the ABL Collateral Agent from the Term Loan Collateral Agent, offer to the Term Loan Lenders the option to purchase the entire aggregate amount of outstanding ABL Obligations at par plus accrued interest (including any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across ABL Lenders. If such right is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days after receipt by the ABL Collateral Agent of such written request and (2) it shall be exercised pursuant to documentation mutually acceptable to each of the ABL Collateral Agent and the Term Loan Collateral Agent. If the Term Loan Lenders do not exercise their rights within the required timeframe, the ABL Secured Parties shall have no further obligations pursuant to this Section 8.22.
(b)    The purchase and sale of the ABL Obligations under this Section 8.22 will be without recourse and without representation or warranty of any kind by the ABL Lenders, except that the ABL Lenders shall severally and not jointly represent and warrant to the Term Loan Lender that on the date of such purchase, immediately before giving effect to the purchase:
(i)    the principal of and accrued and unpaid interest on the ABL Obligations, and the fees and expenses thereof owed to the respective ABL Lenders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the ABL Obligations; and
(ii)    that each ABL Lender owns the ABL Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the ABL Agreement, in which case the purchase price will be appropriately adjusted so that the Term Loan Lenders do not pay amounts represented by such participation interests).
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
ABL Collateral Agent:

PNC BANK, NATIONAL ASSOCIATION,
as ABL Collateral Agent, and as authorized representative of the ABL Secured Parties

By:    /s/ Glenn D. Kreutzer
    Name: Glenn D. Kreutzer
    Title: Sr. Vice President

Notice Address:

PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, NY 10173
Attention:    Glenn D. Kreutzer, Vice President
Telephone:    (212) 752-6093
Facsimile:    (212) 303-0060

with a copy to:

PNC Bank, National Association
Commercial Client Services - Agency Services
P7-PFSC-05-W
500 First Avenue
Pittsburgh, PA 15219
Attention: Taryn Adametz
Telephone: (412) 768-9834
Facsimile: (412) 705-2006

with an additional copy to:

Otterbourg P.C.
230 Park Avenue
New York, New York 10169
Attention: Richard L. Stehl, Esq.
Telephone: (212) 661-9100
Facsimile: (212) 682-6104

[Signature Page to Intercreditor Agreement]

Term Loan Collateral Agent:

CORTLAND CAPITAL MARKET SERVICES LLC, as Term Loan Collateral Agent and as authorized representative of the Term Loan Secured Parties

By:    /s/ Emily Ergang Pappas
    Name: Emily Ergang Pappas
    Title: Associate Counsel

Notice Address:

225 W. Washington Street, 21st Floor
Chicago, Illinois 60606
Attention: Aslam Azeem and Legal Department
Email: aslam.azeem@cortlandglobal.com
legal@cortlandglobal.com
Facsimile: (312) 376-0751

With a copy to:

Holland & Knight LLP
131 S. Dearborn St., 30th Floor
Chicago, Illinois 60603
Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com
Facsimile: (312) 578-6666

[Signature Page to Intercreditor Agreement]

Acknowledged and agreed to as of the date first written above:

GRANTORS:

NEW ENTERPRISE STONE & LIME CO., INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President and Secretary

ASTI TRANSPORTATION SYSTEMS, INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, Treasurer and Secretary

EII TRANSPORT INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Treasurer and Secretary

GATEWAY TRADE CENTER INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Treasurer and Secretary
PRECISION SOLAR CONTROLS INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, Treasurer and Secretary

[Signature Page to Intercreditor Agreement]

PROTECTION SERVICES INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, Treasurer and Secretary

SCI PRODUCTS INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, Treasurer and Secretary

WORK AREA PROTECTION CORP.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, Treasurer and Secretary

[Signature Page to Intercreditor Agreement]